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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OR (g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                               -------------------

                          MAGNUM HUNTER RESOURCES, INC.
             (Exact name of registrant as specified in its charter)



                  NEVADA                                 87-0462881
 (State of incorporation or organization)   (I.R.S. Employer Identification No.)


  600 EAST LAS COLINAS BLVD., SUITE 1100,                  75039
               IRVING, TEXAS                            (Zip Code)
 (Address of principal executive offices)


        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

            Title of each class                  Name of each exchange on which
            to be so registered                  each class is to be registered


     WARRANTS TO PURCHASE COMMON STOCK              AMERICAN STOCK EXCHANGE


         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

         Securities Act registration statement file number to which this form relates: 333-83376 (if applicable).

     SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT: None.


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Item 1.       Description of Registrant's Securities to be Registered.

         This Registration Statement relates to the Warrants to Purchase Common Stock of Magnum Hunter Resources, Inc., a Nevada corporation. For a description of the securities to be registered hereunder, reference is made to the information under the headings "Summary," "Risk Factors" and "Description of the Warrants" in the Registrant's Registration Statement on Form S-3 (File No. 333-83376), as amended, which information is hereby incorporated herein by reference and made a part of this application in its entirety.

Item 2.       Exhibits.

1. Articles of Incorporation (Incorporated by reference to the Registration Statement on Form S-18, File No. 33-30298-D)

2. Articles of Amendment to Articles of Incorporation (Incorporated by reference to the Form 10-K for the year ended December 31, 1990)

3. Articles of Amendment to Articles of Incorporation (Incorporated by reference to the Registration Statement on Form SB-2, File No. 33-66190)

4. Articles of Amendment to Articles of Incorporation (Incorporated by reference to the Registration Statement on Form S-3, File No. 333-30453)

5. Articles of Amendment to Articles of Incorporation (Incorporated by reference to the Registration Statement on Form 8-A12B, File No. 001-12508)

6. ByLaws, as amended (Incorporated by reference to the Registration Statement on Form SB-2, File No. 33-66190)

7. Amendment to the Bylaws (Incorporated by reference to the Registration Statement on Form S-4, File No. 333-76774)

8. Warrants Agreement dated as of March 19, 2002 by and between Magnum Hunter Resources, Inc. and American Stock Transfer & Trust Company, as Warrants Agent (Incorporated by reference to the Registration Statement on Form S-3, File No. 333-82552).

9. Form of warrant certificate (Incorporated by reference to the Registration Statement on Form S-3, File No. 333-82552)

10. Warrants Agreement dated as of November 1, 1990 by and between Midland Resources, Inc. and Stock Transfer Company of America, Inc., as Warrants Agent (including form of warrant certificate) (Incorporated by reference to the Registration Statement on Form S-3, File No. 333-83376).

11. Warrants Agreement dated as of October 28, 1998 by and between Vista Energy Resources, Inc. and American Stock Transfer & Trust Company, as Warrants Agent (including form of warrant certificate) (Incorporated by reference to the Registration Statement on Form S-3, File No. 333-83376).


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12.      Indenture relating to Senior Notes (Incorporated by reference to the
         Registration Statement on Form S-4, File No. 333-2290)

13. Shareholder Rights Agreement dated as of January 6, 1998 by and between Magnum Hunter Resources, Inc. and Securities Transfer Corporation, as Rights Agent (Incorporated by reference to Form 8-K dated January 7, 1998, filed January 9, 1998)

14. Certificate of Designation of 1996 Series A Preferred Stock (Incorporated by reference to Form 8-K dated December 26, 1996, filed January 3, 1997)

15. Amendment to Certificate of Designation for 1996 Series A Convertible Preferred Stock (Incorporated by reference to Registration Statement on Form S-3, File No. 333-30453)

16. Certificate of Designation for 1998 Series A Junior Participating Preferred Stock (Incorporated by reference to Form 8-K dated January 7, 1998, filed January 9, 1998)

17. Certificate of Designation for 1999 Series A 8% Convertible Preferred Stock (Incorporated by reference to Form 8-K, dated February 3, 1999, filed February 11, 1999)

18. Form of Registration Rights Agreement among Magnum Hunter Resources, Inc., Pintail Energy, Inc., Natural Gas Partners V, L.P., Philip B. Smith and Lon C. Kile (Incorporated by reference to the Registration Statement on Form S-4, File No. 333-76774)

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       MAGNUM HUNTER RESOURCES, INC.


Date:  April 11, 2002                  By:      /s/ Morgan F. Johnston
                                          --------------------------------------
                                       Name:    Morgan F. Johnston
                                       Title:   Vice President, General Counsel
                                                and Secretary


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